UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2018 (February 5, 2018)

UNIVERSAL CORPORATION

(Exact name of Registrant as specified in charter)

Virginia	001-00652	54-0414210
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

9201 Forest Hill Avenue, Richmond, Virginia	23235
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (804) 359-9311

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Universal Corporation (the “Company”) announced today that on February 5, 2018, David C. Moore informed the Company’s Board of Directors (the “Board”) of his decision to retire as the Company’s Senior Vice President and Chief Financial Officer after 40 years of loyal and dedicated service to the Company, effective on August 31, 2018. The Company also announced that on February 5, 2018, the Board named Johan C. Kroner, age 50, as Senior Vice President of the Company effective immediately and as Chief Financial Officer of the Company effective September 1, 2018. Mr. Kroner previously served as Senior Vice President of Universal Leaf Tobacco Company, Incorporated (“ULT”), a subsidiary of the Company, a position he had held since October 2014. Prior to that time, Mr. Kroner had served as Vice President of ULT since 2011.

Mr. Kroner’s compensation as the Company’s Chief Financial Officer will be determined and approved by the Company’s Executive Compensation, Nominating and Corporate Governance Committee at a later date.

The Company issued a press release on February 8, 2018, announcing these changes. The press release is attached as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release announcing Chief Financial Officer retirement dated February 8, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 2018

UNIVERSAL CORPORATION

By:	/s/ Preston D. Wigner
Preston D. Wigner
Vice President, General Counsel and Secretary